Exhibit 3.12

AMENDED
BYLAWS
OF
THOMPSON CREEK MINING CO.

Article 1
Offices

Section 1.  Principal Office.  The principal office and place of business of the corporation shall be located at 945 West Kenyon Avenue, Englewood, Colorado 80110.  The corporation may have other offices, in Colorado or elsewhere, as the board of directors may designate.

Section 2.  Registered Office.  The registered office of the corporation shall be located at 945 West Kenyon Avenue, Englewood, Colorado 80110, unless changed as provided by law.

Article 2
Shareholders

Section 1.  Place of Meetings.  Meetings of the shareholders of the corporation shall be held at the principal office of the corporation or such other place, in Colorado or elsewhere, as may be designated by the board of directors.

Section 2.  Annual Meeting.  The annual meeting of the shareholders for the purpose of electing directors and for the transaction of other business that may come before the meeting shall be held on a day and at a time to be determined by the board of directors.

Section 3.  Special Meetings.  Special Meetings of the shareholders for any purpose may be called by the board of directors, the chairperson of the board, the president, or by the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting.  No business shall be transacted at any special meeting unless it shall have been set forth in the notice of the meeting, or unless all of the shareholders entitled to vote at the meeting are present in person or by proxy and consent to the transaction of other business.

Section 4.  Notice of Meeting - Waiver.  Notice stating the place, day, hour and purpose of any annual or special meeting of the shareholders shall be given in the manner prescribed by law to the shareholders entitled to vote at the meeting.  Written waiver by a shareholder of notice of a meeting of shareholders signed either before, at, or after the time fixed for the meeting shall be deemed equivalent to giving the notice.  By attending a meeting, a shareholder:

a.                                       Waives objection to lack of notice or defective notice of the meeting unless the shareholder, at the beginning of the meeting, objects to the holding of the meeting or the transaction of business at the meeting; and

b.                                      Waives objection to consideration at the meeting of a particular matter not within the purpose described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

c.                                       Notice to shareholders of record, if mailed, shall be deemed delivered as to any shareholder of record when deposited in the United States Mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage prepaid.  If three successive letters mailed to the last-known address of any shareholder of record are returned as undeliverable, no further notices to such shareholder shall be necessary until another address for such shareholder is made known to the corporation.

Section 5.  Fixing of Record Date.  For the purpose of determining shareholders entitled to notice of and to vote at any meeting of shareholders or any adjournment of the meeting, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a date as the record date for any determination of shareholders.  The record date shall not exceed the maximum number of days permitted by the laws of Colorado and, in case of a meeting of shareholders, shall not be less than 10 days prior to the date on which the action requiring the determination of shareholders is to be taken.  A determination of shareholders entitled to vote at any meeting of shareholders shall apply to any adjournment of the meeting.

Section 6.  Voting Lists.  The transfer agent or officer having charge of the stock transfer books of the corporation shall make, as of the record date for any determination of shareholders, a complete list of the shareholders entitled to vote at the meeting, or any adjournment of the meeting, arranged in alphabetical order, with the address of and the number of shares held by each.  For a period of ten days prior to the meeting the list shall be kept on file at the principal office of the corporation for inspection by any shareholder during usual business hours for any purpose germane to the meeting.  The list of shareholders shall also be kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for any purpose germane to the meeting during the whole time of the meeting, or any adjournment thereof.  The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine the list of shareholders or stock transfer books or to vote at any meeting of shareholders or any adjournment of the meeting.

Section 7.  Quorum and Vote Required  A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.  If less than a majority of the outstanding shares are represented at a meeting, the meeting shall be adjourned without further notice for periods not to exceed 60 days.  At the adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.  The shareholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.  If a quorum is present, the affirmative vote of the majority of shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion or number or voting by classes is required by statute or the articles of incorporation.

Section 8.  Proxies.  At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by that shareholder’s duly authorized attorney-in-fact.  The proxy shall be filed with the secretary of the corporation before or at the time of the meeting.

No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 9.  Voting.  At all meetings of shareholders at which a vote is taken on any question, each outstanding share of common stock entitled to vote shall be entitled to one vote.  At all meetings of shareholders, voting may be voice vote; but any qualified voter may demand a stock vote, whereupon such vote shall be taken by ballot and the Secretary shall record the name of the shareholder voting, the number of shares voted, and, if such vote shall be by proxy, the name of the proxy holder.

Section 10.  Action by Shareholders Without a Meeting.  Any action required to be or which may be taken at a meeting of the shareholders of the Corporation may be taken without a meeting if one or more written consents setting forth the action so taken is signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and delivered to the Secretary of the Corporation for inclusion in the corporate records.  Such action is effective when all shareholders entitled to vote have signed the consent, unless the consent specifies a different effective date.

Article 3
Board of Directors

Section 1.  General Powers.  The business and affairs of the corporation shall be managed by its board of directors.

Section 2.  Number, Election, Tenure and Qualifications.  The number of directors of the corporation shall not be less than one nor more than nine, the exact number of directors to be determined from time to time by resolution adopted by a majority of the board.  In the event that the board is increased by such a resolution, the vacancy or vacancies so resulting shall be filled by a vote of a majority of the directors then in office.  No decrease in the board shall shorten the term of any incumbent director.  Directors shall be natural persons, 18 years of age or older, but need not be residents of Colorado or shareholders of the corporation.  The Board of Directors shall have all powers with respect to the management, control, and determination of policies of the Corporation that are not limited by these Bylaws, the Articles of Incorporation, or the statutes of the State of Colorado, and the enumeration of any power shall not be considered a limitation thereof.

Section 3.  Vacancies.  Any vacancy occurring on the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors, subject to the rights of voting groups.  A director elected to fill a vacancy shall be elected for the unexpired term of the predecessor in office.  Any directorship to be filled by reason of an increase in the number of directors may be filled by a majority of the directors then in office or by an election at an annual meeting or at a special meeting of shareholders called for that purpose.

Section 4.  Appointment of Chairman.  The Board of Directors shall, at its annual meeting or in the event of a vacancy, appoint one of its members as the chairman who shall have the authority to preside at all meetings of the shareholders and such other authority as designated in these Bylaws.

Section 5.  Annual Organizational Meeting.  The annual organizational meeting of the board of directors for the purpose of organization, election of officers and the consideration of other business that may be properly brought before the meeting shall be the first regular or special meeting of the board of directors held after the annual meeting of shareholders.

Section 6.  Regular Meetings.  At least one regular meeting of the board of directors shall be held in each year.

Section 7.  Special Meetings.  Special meetings of the board of directors may be called by the chairperson of the board, the president, or any members of the board of directors and held at the time and place fixed in the notice of the meeting.  No business shall be transacted at any special meeting unless it has been set forth in the notice of the meeting, or unless all of the directors are present in person and consent to the transaction of other business.

Section 8.  Place and Notice of Meetings.  Regular or special meetings of the board of directors may be held either within or without Colorado, at the place specified in the notice of the meeting.  Notice of any regular or special meeting of the board of directors, specifying the day, hour and place of the meeting shall be given by letter, telegram, or facsimile delivered for transmission at least 36 hours prior to the meeting, or by word of mouth or telephone at least 24 hours prior to the meeting.  Notice of any meeting may be waived in writing signed by a director before, at or after the date fixed for the meeting.  Attendance of a director at a meeting shall constitute a waiver of notice of the meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Any member of the board of directors or a committee of the board may participate in a regular or special meeting of the board or committee by means of a conference telephone call or similar communications equipment which allows all persons participating in the meeting to hear each other at the same time.  Participation by this means shall constitute presence in person at the meeting.

Section 9.  Quorum and Vote Required.  A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the board of directors.  If less than a majority is present, the meeting shall be adjourned.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 10.  Action Without a Meeting.  Any action required or which may be taken at a meeting of the directors or members of any committee of the directors, may be taken without a meeting if one or more written consents, setting forth the action so taken, are signed by all of the directors or members of the committee, as the case may be, entitled to vote with respect to the subject matter of the action.  The resolutions and written consents adopted by the directors or members of any committee shall be filed with the minutes of the board of directors or committee.

Section 11.  Compensation.  By action of the board of directors, the directors may be paid compensation as directors or members of committees and may be paid or advanced their expenses, if any, incurred with respect to their duties as directors of the corporation.  No such fee shall be paid to any director who is a full-time employee of the corporation.  The corporation may enter into written contracts with directors which provide for the performance of services by the director, the compensation to be paid, the expenses to be advanced or reimbursed and any other matters that the corporation and the director feel are necessary or advisable.

Section 12.  Presumption of Assent.  A director who is present at a meeting of the board of directors or a committee of the board when corporate action is taken is deemed to have assented to the action taken unless the director:

a.                                       Objects at the beginning of the meeting to the holding of the meeting or the transacting of business at the meeting;

b.                                      Contemporaneously requests that the director’s dissent from the action taken be entered in the minutes of the meeting; or

c.                                       Gives written notice of the dissent to the presiding officer of the meeting before its adjournment or to the secretary of the corporation immediately after adjournment of the meeting.

The right of dissent to specific action taken in a meeting of the board of directors or a committee is not available to a director who voted in favor of the action.

Section 13.  Annual Report to Shareholders.  The board of directors shall submit to the shareholders in advance of the annual meeting of shareholders a consolidated report including financial statements which present fairly the financial position and operations of the corporation and its subsidiary companies for the previous fiscal year.

Article 4
Committees

Section 1.  Committees.  The board of directors may, by resolution of a majority of the full board, designate one or more directors to constitute an executive committee and one or more other committees, each of which shall have and may exercise, to the extent provided in such resolution, all of the authority of the board of directors in the management of the corporation, except that no such committee shall have the authority to declare dividends or distributions; approve or recommend to shareholders actions or proposals required by the Colorado Business Corporation Act to be approved by shareholders; fill vacancies on the board of directors or any committee thereof; amend these bylaws; approve a plan of merger not requiring shareholder approval; reduce earned or capital surplus; authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the board of directors pursuant to the Colorado Business Corporation Act; or authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares.

Article 5
Officers

Section 1.  Number.  The principal officers of the corporation shall consist of a president, one or more vice presidents (which term, as used in these bylaws, shall include executive vice presidents, senior vice presidents, vice presidents and assistant vice presidents) a secretary and a treasurer.  The subordinate officers of the corporation may consist of any other officers and assistant officers that may be deemed necessary by the board of directors for the proper management of the corporation.  The board of directors may delegate to any officer the power to appoint or remove subordinate officers, agents or employees.  The offices of president and secretary shall not be held by the same person.

Section 2.  Election and Term of Office.  At each annual organizational meeting, the board of directors shall elect a chairperson of the board from among its members.  The board shall also elect a president, one or more vice presidents, a secretary and a treasurer, none of whom need to be directors.  Officers shall hold office until their successors shall have been duly elected and qualified, or until their earlier death, resignation or removal.  Additional officers may be elected by the board of directors at any time, with any authority and duties and for any terms that the board of directors may prescribe.

Section 3.  Removal.  Any officer may be removed by the board of directors whenever, in its judgement, the best interests of the corporation will be served by removal of the officer.

Section 4.  Resignations.  Any officer may resign by giving written notice to the board of directors, the chairperson of the board, the president or secretary.  A resignation shall take effect at the time specified in the resignation, and if no time is specified then it shall become effective at the time of receipt.

Section 5.  Vacancies.  A vacancy in any office may be filled at any time by the board of directors for the remainder of the term.

Section 6.  The Chairperson of the Board.  The chairperson of the board shall preside at all meetings of the board of directors and the shareholders.  He shall be generally vested with the power of chief executive officer.

Section 7.  The President.  The president shall have and perform duties which are assigned by the board of directors, including that of chief operating officer.  In the absence of the chairperson of the board and chief executive officer or his or her inability to act, the president shall perform and exercise all of the duties and powers of the chairperson of the board.

Section 8.  Vice Presidents.  Each vice president shall have and perform duties as may be assigned by the board of directors, the chairperson of the board, or the president.  In the absence of the president or the president’s inability to act, the duties and powers of the office shall be performed and exercised by any officer designated in writing by the president.

Section 9.  Assistant Vice Presidents.  Each assistant vice president shall have and perform duties as may be assigned by the board of directors, the chairperson of the board, the executive committee, the president, or any vice president.

Section 10.  The Secretary.

a.                                       Shall keep or cause to be kept the minutes of the meetings of the board of directors and shareholders or any committees of the directors in books provided for that purpose;

b.                                      Shall see that all notices are duly given in accordance with the provisions of these bylaws or as required by law;

c.                                       Shall be custodian of the corporation’s records and of the seal of the corporation and see that the seal of the corporation is affixed, embossed or reproduced on all documents where the seal is required;

d.                                      May sign with the chairperson of the board, the president, or any vice president, certificates evidencing shares of capital stock of the corporation, or bonds of the corporation, the issuance of which shall have been authorized by the board of directors;

e.                                       Shall have general supervision of the stock transfer books of the corporation, and shall keep a complete record of the shareholders on file at the principal place of business of the corporation, arranged in alphabetical order, giving the names and addresses of all shareholders and the number and class of shares held by each; and

f.                                         Shall in general have and perform all duties incident to the office of secretary and such other duties as may be assigned by the board of directors, any of its committees, or the president.

Section 11.  The Assistant Secretaries.  Each assistant secretary shall assist the secretary and shall have and perform such other duties as the board of directors, any of its committees, the president or secretary may assign.  Any assistant secretary may, in the case of the absence or inability of the secretary to act, act in place of the secretary.

Section 12.  The Treasurer.

a.                                       Shall have charge and custody of, and be responsible for, all funds of the corporation;

b.                                      Shall deposit all funds in the name of the corporation in banks, trust companies or other depositaries in accordance with resolutions adopted by the board of directors;

c.                                       Shall receive, and give receipts for, moneys due and payable to the corporation from any source whatsoever;

d.                                      May sign with the chairperson of the board, the president, or any vice president, certificates evidencing capital stock or bonds of the corporation; and

e.                                       Shall have and perform all the duties incident to the office of treasurer and such other duties as may be assigned by the board of directors or any of its committees, or by the president, or the vice president designated as the chief financial officer of the corporation who is not also concurrently serving as treasurer.

The treasurer shall render to the board of directors or any of its committees, or to the president, or the vice president designated as the chief financial officer of the corporation who is not also concurrently serving as treasurer, whenever the same shall be required, an account of all transactions as treasurer and of the financial condition of the corporation.  The treasurer shall, if required to do so by the board of directors, give the corporation a bond in an amount and with the surety as may be required by the board of directors, for the restoration to the corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the treasurer and belonging to the corporation.

Section 13.  The Assistant Treasurers.  Each assistant treasurer shall assist the treasurer, and shall have and perform any other duties that the board of directors, any of its committees, the president, or the vice president designated as the chief financial officer of the corporation, or treasurer may assign.

Section 14.  Compensation.  The Board of Directors shall authorize and fix the amount and terms of the salary or compensation of each officer.

Article 6
Checks, Borrowing and Bonds

Section 1.  Checks and Borrowings.  All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation, shall be signed by the officers, employees, or agents of the corporation in the manner determined by the board of directors or the bylaws.

Section 2.  Bonds.  The signature of the chairperson of the board, the president, or any vice president on bonds and the corporation’s attestation authorized by the board of directors may be evidenced by facsimiles engraved, lithographed, printed or otherwise imprinted or reproduced on the bonds.

Article 7
Certificates for Shares and Their Transfer

Section 1.  Certificates for Shares.  Certificates representing shares of the corporation shall be in a form, not inconsistent with the articles of incorporation or the laws of Colorado, and approved by the board of directors.  All certificates for shares shall be consecutively numbered, or otherwise identified and shall be signed by the chairperson of the board, the president, or any vice president and by the treasurer, any assistant treasurer, secretary or any assistant secretary, and shall contain the seal of the corporation or a facsimile of the seal.  Each certificate shall state upon its face that: the Corporation is organized under the laws of Colorado; the name of the person to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; and the par value of each share represented by the certificate, or a statement that the shares are without par value.  Any signature on a certificate may be a facsimile if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or an employee of the corporation.  If an officer who signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer before the certificate is issued, it may still be issued by the corporation with the same effect as if the person were the officer at the date of its issuance.

Section 2.  Transfer Agent and Registrar for Shares of Corporation.  The board of directors may appoint one or more transfer agents and registrars for the shares of common stock and preferred stock of the corporation.  The corporation itself may be a transfer agent and registrar for its shares.  Each transfer agent shall maintain, among other records, a shareholders ledger setting forth, among other things, the names and addresses of the holders of all issued shares of the corporation, the number and class of shares held by each, the certificate numbers representing the shares, and the date of issue of the certificates representing the shares.  Each registrar shall maintain, among other records, a stock register, setting forth, among other things, the total number of shares of each class of shares which the corporation is authorized to issue, and the total number of shares actually issued.  The shareholders’ ledger and the stock register are identified as the stock transfer books of the corporation; but as between the shareholders’ ledger and the stock register, the names and addresses of shareholders, as they appear on the shareholders’ ledger maintained by the transfer agent, shall be the official list of shareholders of record of the corporation.  The name and address of each shareholder of record, as they appear on the shareholders’ ledger, shall be conclusive evidence as to who are the shareholders entitled to receive notice of the meetings of shareholders, to vote at the meetings and to own, enjoy and exercise any other property or rights deriving from the shares of the corporation.

Section 3.  Transfer of Shares.  Except as otherwise provided by law, transfer of shares of the corporation shall be made on the stock transfer books of the corporation by the shareholder of record, or by that shareholder’s legal representative, or duly authorized attorney-in-fact, and on surrender for cancellation of the certificate for the shares to be transferred.  The board of directors may adopt rules and regulations, not inconsistent with law or these bylaws, relating to the issuance, transfer and registration of certificates of shares of the capital stock of the corporation.

Section 4.  Lost, taken or Destroyed Certificates.  The corporation may issue a replacement certificate for shares of stock in the place of any certificate previously issued and alleged to have been lost, wrongfully taken or apparently destroyed.  The board of directors may require the owner of the lost, wrongfully taken or apparently destroyed certificate, or that shareholder’s legal representative, to furnish an affidavit as to the loss, wrongful taking, or apparent destruction and to give a bond in form and substance, and with surety with fixed or open penalty, as it may direct, to indemnify the corporation, the transfer agent and registrar against any claim made on account of the alleged loss, wrongful taking or apparent destruction of the certificate.  The board of directors may adopt rules and regulations relating to lost, wrongfully taken or apparently destroyed certificates of the capital stock of the corporation or bonds or other evidences of indebtedness of the corporation.

Section 5.  Restriction of Stock.  The board of directors may restrict any stock issued to a shareholder under such terms and in such manner as the directors may deem necessary and as are not inconsistent with Articles of Incorporation or the laws of the State of Colorado.  Any stock so restricted must carry a stamped legend setting out the restriction or conspicuously noting the restriction and stating where it may be found in the records of the corporation.

Article 8
Fiscal Year

Section 1.  Fiscal Year.  The fiscal year of the corporation shall begin on the 1st day of October and end on the 30th day of September in each year.

Article 9
Dividends and Finances

Section 1.  Dividends.  Dividends may be declared by the directors and paid out of any funds legally available therefor under the laws of Colorado, as may be deemed advisable from time to time by the Board of Directors of the Corporation.  Before declaring any dividends, the Board of Directors may set aside out of net profits or earned or other surplus such sums as the Board may think proper as a reserve fund to meet contingencies or for other purposes deemed proper and in the best interests of the Corporation.

Section 2.  Monies.  The monies, securities, and other valuable effects of the Corporation shall be deposited in the name of the Corporation in such banks or trust companies as the Board of Directors shall designate and shall be drawn out or removed only as may be authorized by the Board of Directors from time to time.

Article 10
Seal

Section 1.  Seal.  The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words “SEAL, Colorado,” and shall be entrusted in the care of the Secretary or such other officer of the corporation as the Board of Directors shall designate.

Article 11
Amendments

Section 1.  Amendments.  Subject to repeal or change by action of the shareholders, or unless the shareholders in amending or repealing a particular bylaw expressly provide that the Board of Directors may not amend or repeal such bylaw, these Bylaws may be altered, amended, or repealed by resolution of a majority of the Board.

Article 12
Indemnification Of Directors, Officers And Employees

Section 1.  Indemnification.  The Corporation shall indemnify to the full extent permitted by, and in the manner permissible under, the laws of the State of Colorado, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a Director or officer of the Corporation or any predecessor of the Corporation, or served any other enterprise as a Director or officer at the request of the Corporation or any predecessor of the Corporation.

Section 2.  General.  The foregoing provisions of this Article 12 shall be deemed to be a contract between the Corporation and each Director and officer who serves in such capacity at any time while this By-Law is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

The foregoing rights or indemnification shall not be deemed exclusive of any other rights to which any Director or officer may be entitled apart from the provisions of this Article.

The Board of Directors in its discretion shall have the power on behalf of the Corporation to indemnify any person, other than a Director or officer, made a party of any action, suit or proceeding by reason of the fact that he is or was an employee of the Corporation.

Article 13
Conflicts of Interest

Section 1.  Conflicts of Interest.  No contract or transaction between the corporation and one or more of its directors, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for that reason or solely because the director or officer is present at or participates in the meeting of the board of directors or committees thereof which authorizes, approves or ratifies the contract or transaction or solely because his or their votes are counted for such purpose if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes, approves, or ratifies the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically authorized, approved, or ratified in good faith by the vote of the shareholders; or (iii) the contract or transaction was fair as to the corporation.

Section 2.  Quorum.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board or of a committee which authorizes, approves, or ratifies the contract or transaction.

Article 14
General

Section 1.  Severability.  If any section, paragraph or sentence of these bylaws is determined to be invalid or unenforceable, this shall not affect the validity of the remaining sections, paragraphs or sentences, which remaining sections, paragraphs or sentences shall continue in full force and effect as if these bylaws had been adopted with the invalid provisions eliminated.

CERTIFICATE

I do hereby certify that I am the Secretary of Thompson Creek Mining Co. and I do hereby certify that the above and foregoing bylaws were duly adopted as the bylaws of said corporation by action of the directors of said corporation at an annual meeting on December 10, 1998.

Kevin Loughrey, Secretary

(SEAL)